Exhibit 99.1

Startek Reports First Quarter 2023 Financial Results

- Reduced Outstanding Debt by Nearly 60% Over Last Four Months -

- Authorized $20 Million Share Repurchase Program -

DENVER – May 11, 2023 - Startek, Inc. (NYSE:SRT) ("Startek" or the "Company"), a global customer experience (CX) solutions provider, is reporting financial results for the first quarter ended March 31, 2023. As a result of current and planned divestitures, the Company has classified Middle East and Argentina operations as 'Held for Sale and Discontinued Operations'. Accordingly net revenue, gross profit, gross margin, SG&A expenses and adjusted EBITDA are reported for the continuing operations and net income, EPS, adjusted net income/(loss) and adjusted EPS are reported after consolidating continuing and discontinued operations.

First Quarter 2023 Financial Summary ($ in millions, excl. margin items)

	Q1 2023	Q1 2022	Change
Revenue	92.09	101.09	(8.90)%
Gross Profit	12.96	13.79	(6.02)%
Gross Margin	14.07%	13.64%	43bps
SG&A Expenses	10.29	11.96	(13.96)%
Adjusted EBITDA [3]	8.29	8.95	(7.37)%
Net Income (Loss) [1]	(0.67)	(1.24)	(45.97)%
EPS[1]	(0.01)	(0.03)	(66.67)%
Adjusted Net Income [2], [3]	3.18	3.34	(4.79)%
Adjusted EPS[2], [3]	0.08	0.08	0%

[1] Reflects net income (loss) and EPS attributable to Startek shareholders.

[2] Reflects Adjusted net income and adjusted EPS attributable to Startek shareholders.

[3] Refer to the reconciliation of GAAP to Non-GAAP financial measures.

Management Commentary

“Throughout the quarter, we made significant progress towards de-leveraging our balance sheet, expanding our pipeline and adding new clients, primarily in our e-commerce and BFSI verticals,” said Bharat Rao, Global CEO of Startek. “As we continued to execute on our sales initiatives, we secured five new customer logos and expanded business lines with seven existing customers. Building on the successful digital initiatives and proof-of-concepts, we have been able to ramp clients into these new services and exceed their expectations at a newfound pace. These successful initiatives have generated positive sentiment throughout our customer base and helped in building the momentum as we continue to expand our pipeline.

“Over the last four months, we have paid down nearly 60% of our outstanding debt and reworked our repayment schedule to free up near-term cash flow for investments in growth. As part of our ongoing capital allocation strategy, we used the proceeds from the sale of our interest in Contact Center Company (“CCC”) to prepay $55 million in debt and authorized a $20 million dollar share repurchase program to capitalize on a meaningfully improved balance sheet. Subsequent to the end of the quarter, we also introduced a new visual identity to underscore Startek's commitment to combining data insights and customer service experience. By achieving these objectives, we believe we have built a strong foundation for Startek, enabling us to focus more on operating our core business and delivering the best customer experience to our clients.

“The work we've done over the last several quarters to deleverage our balance sheet, stabilize margins through proactive pricing adjustments, and bolster our technology to increase agent efficiency has paid off. Our investments in digital, IT and security have been predominantly deployed, and we do not anticipate the need for any significant incremental investments for the time being. Recently, we received recognition from the Business Intelligence Group as the Outsource Partner of the Year at the 2023 Excellence in Customer Service Awards and won the Bronze Stevie Award in the 2023 Asia-Pacific Stevie Awards for our work in aiding clients in overcoming challenging customer experience scenarios. As always, we are proud to be continually recognized for providing an unparalleled customer experience.

“Going forward, we will continue to focus on enhancing our operations across our core business segments and targeting key geographies that support profitability and growth. Overall, we feel that we have built a strong foundation for our ongoing business to provide a best-in-class customer experience. We remain committed to delivering sustainable growth and prioritizing the long-term health of the Company, and we look forward to continuing to execute our strategic growth roadmap and returning value to our shareholders.”

First Quarter 2023 Financial Summary

Revenue in the first quarter was $92.09 million compared to $101.09 million in the year-ago quarter. The decrease was primarily due to ramp down of a cable & media client in the previous year, softness with a client in the hyper scale space and foreign currency movement, offset by a healthy performance across the Company’s ecommerce and banking, financial services and insurance (“BFSI”) verticals. On a constant currency basis, Revenue decreased 4.41% compared to the year-ago quarter.

Gross profit in the first quarter decreased by 6.02% to $12.96 million compared to $13.79 million in the year-ago quarter. Gross margin improved 43 basis points to 14.07% compared to 13.64% in the year-ago quarter. The increase in gross margin is primarily attributable to proactive pricing adjustments, a higher portion of service delivered near-shore and offshore, and less pressure from inflation on wage costs during the period.

Selling, general and administrative (SG&A) expenses in the first quarter decreased to $10.29 million compared to $11.96 million in the year-ago quarter. As a percentage of revenue, SG&A decreased to 11.17% compared to 11.83% in the year-ago quarter. The decrease in SG&A expenses is due to the inclusion of certain one-time costs in the prior period. Adjusting for this, the SG&A expense during this quarter remained flat relative to the prior period.

Adjusted EBITDA* in the first quarter was $8.29 million compared to $8.95 million in the year-ago quarter. The decrease in adjusted EBITDA is primarily attributable to the aforementioned decrease in net revenue, as well as currency exchange losses during the period.

Net income (loss) attributable to Startek shareholders in the first quarter was $(0.67) million or $(0.01) per share, compared to a net income of $(1.24) million or $(0.03) per share in the year-ago quarter. This represents income (loss) attributable to Startek shareholders from continuing operations of $(0.56) million in Q1 2023 and $(0.77) million in Q1 2022, along with income (loss) attributable to Startek shareholders from discontinued operations of $(0.11) million in Q1 2023 and $(0.47) million in Q1 2022.

Adjusted net income* in the first quarter was $3.18 million or $0.08 per diluted share, compared to an adjusted net income* of $3.34 million or $0.08 per diluted share in the year-ago quarter. This represents adjusted net income (loss) from continuing operations of $2.23 million in Q1 2023 and $2.76 million in Q1 2022, along with adjusted net income (loss) from discontinued operations of $0.95 million in Q1 2023 and $0.58 million in Q1 2022.

On March 31, 2023, cash and restricted cash was $24.94 million[1] compared to $72.40 million as at December 31, 2022. The decrease in cash balance was driven by the utilization of $41 million in proceeds received from the Company’s divesture in CSS, to prepay debt. Total debt as at March 31, 2023, was $130.67 million compared to $175.91 million as at December 31, 2022, and net debt as at March 31, 2023, was $105.73 million[2] compared to $103.51 million as at December 31, 2022.

During the three months ended March 31, 2023, the Company had not repurchased common stock under our repurchase plan.

*A non-GAAP measure defined below.

Conference Call and Webcast Details

Startek management will host the call, followed by a question-and-answer period.

Date: Thursday, May 11, 2023

Time: 5 p.m. ET

Toll-free dial-in number: 1-844-826-3035

International dial-in number: 1-412-317-5195

Conference ID: 10178216

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group, Inc. at 1-949-574-3860.

The conference call will be broadcast live and available for replay here, as well as in the investor relations section of the company’s website at www.startek.com.  A telephonic replay of the conference call will also be available after 8 p.m. ET on the same day through May 18, 2023.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 10178216

[1] Cash balance excluding restricted cash as at March 31, 2023 amounted to $15.77 million as compared to $22.46 million as at December 31, 2022. Restricted cash of $49.95 million in the period ended December 31, 2022, included $41 million which was received from the net proceeds of CSS Redemption that was utilized to prepay debt in January 2023.

[2] Net debt excluding restricted cash balance at March 31, 2023 was $114.90 million compared to $153.45 million at December 31, 2022.

About Startek

Startek is a leading global provider of technology-enabled customer experience (CX) solutions. The Company provides omnichannel CX, digital transformation, and technology services to some of the world’s leading brands. Startek is committed to impacting clients’ business outcomes by focusing on enhancing CX and digital enablement across all touch points and channels. Startek has more than 32,000 employees delivering services in 11 countries. The Company services over 140 clients across a range of industries such as banking and financial services, insurance, technology, telecoms, healthcare, travel and hospitality, consumer goods, retail and energy and utilities. To learn more, visit www.startek.com.

Forward-Looking Statements[GE1]

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission (SEC) on March 28, 2023, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the SEC, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations

Cody Cree
Gateway Group, Inc.
(949) 574-3860
SRT@gatewayir.com

Media Relations

Neha Iyer

Startek

neha.iyer@startek.com

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2023	2022

Revenue	92,089	101,092
Cost of services	(79,129)	(87,302)
Gross profit	12,960	13,790

Selling, general and administrative expenses	(10,287)	(11,962)
Impairment losses and restructuring/exit cost	(317)	5
Operating income (loss)	2,356	1,833

Share of income (loss) of equity accounted investee	-	(8)
Interest expense and other income (expense), net	(2,077)	(1,730)
Foreign exchange gains (losses), net	72	(224)
Income (loss) from continuing operations before tax expenses	351	(129)
Tax expenses	(909)	(638)
Income (loss) from continuing operations, net of tax (A)	(558)	(767)
Income (loss) before income tax expenses from Discontinued operations	3,661	2,508
Tax expenses of discontinued Operations	(1,184)	(1,455)
Income (loss) from discontinued operations, net of tax (B)	2,477	1,053
Net income (loss) (A+B)	1,919	286

Income (loss) from continuing operations (A)
Income (loss) attributable to noncontrolling interests	-	-
Income (loss) attributable to Startek shareholders	(558)	(767)
	(558)	(767)

Income (loss) from discontinued operations (B)
Income (loss) attributable to noncontrolling interests	2,589	1,529
Income (loss) attributable to Startek shareholders	(112)	(476)
	2,477	1,053

Net income (loss) (A+B)
Net income (loss) attributable to noncontrolling interests	2,589	1,529
Net income (loss) attributable to Startek shareholders	(670)	(1,243)
	1,919	286

Net income (loss) per common share from continuing operations
Basic net income (loss) attributable to Startek shareholders	(0.01)	(0.02)
Diluted net income (loss) attributable to Startek shareholders	(0.01)	(0.02)

Net income (loss) per common share from discontinued operations
Basic net income (loss) attributable to Startek shareholders	(0.00)	(0.01)
Diluted net income (loss) attributable to Startek shareholders	(0.00)	(0.01)

Net income (loss) per common share from continuing and discontinued operations
Basic net income (loss) attributable to Startek shareholders	(0.01)	(0.03)
Diluted net income (loss) attributable to Startek shareholders	(0.01)	(0.03)

Weighted average common shares outstanding
Basic	40,321	40,338
Diluted	40,321	40,338

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net income (loss) (A+B)	1,919	286
Net income (loss) attributable to non-controlling interests	2,589	1,529
Net income (loss) attributable to Startek shareholders	(670)	(1,243)

Other comprehensive income (loss), net of taxes from continuing operations:
Foreign currency translation adjustments	(124)	546
Pension amortization	124	64
Other comprehensive income (loss) from continuing operations	-	610

Other comprehensive income (loss), net of taxes from discontinued operations:
Foreign currency translation adjustments	-	1
Pension amortization	1,125	(1,200)
Other comprehensive income (loss) from discontinuing operations	1,125	(1,199)
Other comprehensive income (loss) from continuing and discontinuing operations	1,125	(589)

Other comprehensive income (loss), net of taxes from continuing operations
Attributable to noncontrolling interest	-	-
Attributable to Startek shareholders	-	610
	-	610

Other comprehensive income (loss), net of taxes from discontinued operations
Attributable to noncontrolling interests	614	(655)
Attributable to Startek shareholders	511	(544)
	1,125	(1,199)

Comprehensive income (loss) from continuing and discontinuing operations
Attributable to noncontrolling interests	3,203	874
Attributable to Startek shareholders	(159)	(1,177)
	3,044	(303)

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	15,770	22,457
Restricted cash	9,172	49,946
Trade accounts receivables, net	48,141	47,138
Unbilled revenue	26,373	24,207
Prepaid expenses and other current assets	14,556	9,159
Assets classified as held for sale	205,883	202,831
Total current assets	319,895	355,738

Non-current assets
Property, plant and equipment, net	22,784	22,945
Operating lease right-of-use assets	38,842	36,450
Intangible assets, net	77,184	79,745
Goodwill	120,505	120,505
Deferred tax assets, net	3,347	2,771
Prepaid expenses and other non-current assets	6,794	7,889
Total non-current assets	269,456	270,305
Total assets	589,351	626,043

Liabilities and Stockholders’ Equity
Current liabilities
Trade accounts payables	5,783	2,428
Accrued expenses	30,470	29,707
Short term debt	14,878	14,267
Current maturity of long term debt	48,854	120,466
Current maturity of operating lease liabilities	15,403	14,492
Other current liabilities	19,014	17,615
Liabilities classified as held for sale	86,953	89,486
Total current liabilities	221,355	288,461

Non-current liabilities
Long term debt	66,943	41,175
Operating lease liabilities	27,895	26,651
Other non-current liabilities	2,801	2,682
Deferred tax liabilities, net	15,451	15,508
Total non-current liabilities	113,090	86,016
Total liabilities	334,445	374,477

Stockholders’ equity
Common stock, 60,000,000 non-convertible shares, $0.01 par value, authorized; 41,133,224 and 41,098,456 shares issued as of March 31, 2023 and December 31, 2022 respectively.	411	411
Additional paid-in capital	293,869	293,472
Accumulated deficit	(87,073)	(86,302)
Treasury stock, 839,214 shares as of March 31, 2023 and December 31, 2022, at cost	(3,749)	(3,749)
Accumulated other comprehensive loss	(15,547)	(16,058)
Equity attributable to Startek shareholders	187,911	187,774
Non-controlling interest	66,995	63,792
Total stockholders’ equity	254,906	251,566
Total liabilities and stockholders’ equity	589,351	626,043

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Operating activities
Income from continuing and discontinued operations	1,919	286
less: Income (loss) from discontinued operations, net of tax	2,477	1,053
Income (loss) from continuing operations, net of tax	(558)	(767)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,238	5,831
Profit on sale of property, plant and equipment	(1)	(19)
Provision/(reversal) for doubtful accounts	196	(56)
Amortization of debt issuance costs (including loss on extinguishment of debt)	40	146
Amortization of call option premium	-	360
Mark to market gain on derivative instrument	(87)	-
Share-based compensation expense	380	428
Deferred income taxes	(209)	(80)
Share of income (loss) of equity accounted investee	-	8

Changes in operating assets and liabilities:
Trade accounts receivables (including unbilled revenue)	(3,634)	5,533
Prepaid expenses and other assets	(3,553)	(3,815)
Trade accounts payable	3,333	(1,004)
Income taxes, net	(342)	(917)
Accrued expenses and other liabilities	1,710	(5,727)
Net cash generated from/used in by operating activities from continuing operations	2,513	(77)
Net cash generated from/used in operating activities from discontinued operations	(6,425)	1,586
Net cash generated from/used in operating activities	(3,912)	1,509

Investing activities
Purchase of property, plant and equipment and intangible assets, net	(2,525)	(1,576)
Net cash generated from/used in investing activities from continuing operations	(2,525)	(1,576)
Net cash generated from/used in investing activities from discontinued operations	(3,518)	(1,271)
Net cash generated from/used in investing activities	(6,043)	(2,847)

Financing activities
Proceeds from the issuance of common stock	17	140
Payments of long term debt	(45,466)	-
Proceeds from a line of credit, net	594	-
Payments of other borrowings, net	(418)	(558)
Common stock repurchases	-	(1,271)
Net cash generated from/used in financing activities from continuing operations	(45,273)	(1,689)
Net cash generated from/used in financing activities from discontinued operations	(132)	(84)
Net cash generated from/used in financing activities	(45,405)	(1,773)

Net increase in cash and cash equivalents	(55,360)	(3,111)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(272)	(37)
Cash and cash equivalents and restricted cash at beginning of period	115,146	55,396
Cash and cash equivalents and restricted cash at end of period	59,514	52,248
Less: Cash and cash equivalents from discontinued operations	(34,572)	(23,368)
Cash and cash equivalents and restricted cash of continuing operations at end of period	24,942	28,880

Components of cash and cash equivalents and restricted cash
Balances with banks	15,770	25,834
Restricted cash	9,172	3,046
Total cash and cash equivalents and restricted cash	24,942	28,880

Supplemental disclosure of cash flow information
Cash paid for interest and other finance cost	3,759	2,313
Cash paid for income taxes	1,103	1,675
Supplemental disclosure of non-cash activities
Non-cash share-based compensation expenses	380	428

STARTEK, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(In thousands)

(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Net income (loss) plus Income tax expense, Share of income (loss) of equity-accounted investees, Interest expense and other income (expense), net, Depreciation and amortization expense, Impairment losses and restructuring cost, Share-based compensation expense, Foreign exchange gains (losses), net, Private offer transaction costs, Transaction related costs, CSS option amortization and other non-recurring costs (if applicable). Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of our strength and performance of our ongoing operations for our investors and analysts.

Adjusted EPS:

Adjusted EPS is a non-GAAP financial measure presenting the earnings generated by the ongoing operations that we believe are useful to investors in making meaningful comparisons to other companies, although our measure of Adjusted EPS may not be directly comparable to similar measures used by other companies, and period-over-period comparisons. Adjusted EPS is defined as our diluted earnings per common share attributable to Startek shareholders adjusted to exclude the effects of the amortization of acquisition-related intangible assets, and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic (“ASC”) 805, Business Combinations (such as customer relationships and Brand), and their amortization is significantly affected by the size and timing of our acquisitions.

Adjusted EBITDA:
	Three Months Ended March 31,
	2023	2022
Continuing Operations
Net income (loss)	(558)	(767)
Tax expense	909	638
Share of income of equity accounted investee	-	8
Interest expense and other income (expense), net	2,077	1,730
Foreign exchange gains (losses), net	(72)	224
Depreciation and amortization expense	5,238	5,831
Private offer transaction cost	-	500
Impairment losses and restructuring cost	317	(5)
Share-based compensation expense	380	428
CSS option amortisation	-	360
Adjusted EBITDA	8,291	8,947

Discontinued Operations
Net income (loss)	2,477	1,053
Tax expense	1,184	1,455
Interest expense and other income (expense), net	640	(756)
Foreign exchange gains (losses), net	124	184
Depreciation and amortization expense	-	1,758
Impairment losses and restructuring cost	1,345	1,412
Adjusted EBITDA from Discontinued Operations	5,770	5,106

Adjusted EBITDA from Continuing and Discontinued Operations	14,061	14,053

Adjusted EPS:
	Three Months Ended March 31,
	2023	2022
Continuing Operations
Income (loss) attributable to Startek shareholders	(558)	(767)
Share based compensation expense	298	428
Amortization of intangible assets, net of tax	2,244	2,244
Private offer transaction cost	-	500
Impairment losses and restructuring cost	249	(4)
CSS option amortisation	-	360
Adjusted net income	2,233	2,761

Discontinued Operations
Income (loss) attributable to Startek shareholders	(112)	(476)
Impairment losses and restructuring cost	1,057	1,059
Adjusted net income (loss) from Discontinued Operations	945	583

Adjusted Net Income from Continuing and Discontinued Operations	3,178	3,344

Weighted average common shares outstanding - basic	40,321	40,338
Weighted average common shares outstanding - diluted	40,321	40,338

Adjusted EPS from Continuing Operations - Basic	0.06	0.07
Adjusted EPS from Continuing Operations - Diluted	0.06	0.07

Adjusted EPS from Discontinued Operations - Basic	0.02	0.01
Adjusted EPS from Discontinued Operations - Diluted	0.02	0.01

Adjusted EPS from Continuing and Discontinued Operations - Basic	0.08	0.08
Adjusted EPS from Continuing and Discontinued Operations - Diluted	0.08	0.08